[KPMG Logo]
KPMG LLP
Suite 2000
355 South Grand Avenue
Los Angeles. CA 90071-1568
Report of Independent Registered Public Accounting Firm
The Board of Directors
Countrywide Financial Corporation:
We have examined management's assessment, included in the accompanying Assessment of Compliance with Applicable Servicing Criteria, that Countywide Financial
Corporation and certain of its subsidiaries, including its direct and indirect wholly owned subsidiaries, Countrywide Home Loans (CHL), Countywide Tax Services Corporation,
Newport Management Corporation, and Countrywide Hom4. Loans Servicing L.P., a
wholly owned subsidiary of CHL (collectively the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation A for publicly issued residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, subprime, HELOC, and closed seconds) issued on after January 1, 2006, for which the
Company provides cash collection and administration, investor remittances, and reporting
(except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), collectively "Servicing Functions", excluding any transactions issued by any government sponsored enterprise for which the Company provides
Servicing Functions (the Platform), except for servicing criteria 1122(d)(1)(iii),
1122(d)(3)(i)(B), only as it relates to information other tha n that contained in the mo nthly remittance report delivered by the servicer to the master servicer, trustee and/or bond administrator, and 1122(d)(3)(i)(D), only as it relates to the agreeing with investors'
records as to the total unpaid principal balance and number of pool assets serviced by the servicer, 1122(d)(3)(ii), only as it relates to amounts other than amounts remitted by the servicer to the master servicers, trustee and/or bond administrator, 1122(d)(3)(iii),
1122(d)(3)(iv), 1122(d)(4)(i), and 1122(d)(4)(ii), only as 1122(d)(4)(i) and 1122(d)(4)(ii)
relate to the custodial operations of the pool assets and related document (collateral file)
by the document custodian responsible for such functions for the related transaction an
1122(d)(4)(xv), only as it relates to Item 1115 of Regulation AS (derivative transactions), as of and for the year ended December 31, 2006. Management is responsible for the
Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified
Exhibit 34 a)
above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-
backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities perfo rmed by the company during the period covered by this report. Our procedures were not designed to determine whether errors may have occur red either prior to or subseque nt to our tests that may have affected the balances or amount s calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with servicing criteria.
In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006 is fairly stated in all material respects.
/s/: KPMG LLP
Los Angeles, California
February 28, 2007
PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471 3000
Facsimile (613) 286 6000
Report of independent Registered Public Accounting Firm
To the Stockholder of JPMorgan Chase Bank, National Association:
We have examined management's assertion, included in the accompanying
Management's Report on Assessment of Compliance with Applicable Servicing Criteria, that JPMorgan Chase Bank, National Association (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation AB, as of and for the year ended December 31, 2006 (the "Reporting
Period"), for asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), excluding criteria 1122(d)(1)(iii); 1122(d)(2)(i), (ii), (iii), (iv), (v), (vi), (vii); 1122(d)(3)(i), (ii),
(iii), (iv); 1122(d)(4)(iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), and (xv), which the Company has determined are not applicable to the activities performed by it with respect to the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted In accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have
Exhibit 34 b)
occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31,
2006 for the asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
February 26, 2007
PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646)471 3000
Facsimile (613) 286 6000
Report of Independent
Registered
Public
Accounting
Firm
To the Stockholder of Chase Home Finance LLC:
We have examined management's assertion, included in the accompanying Management's
Report on Assessment of Compliance with Applicable Servicing Criteria, that Chase Home
Finance LLC (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's Regulation AB, as of and for the year ended December
31, 2006 (the "Reporting Period"), for asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), excluding criteria 11 22(d)(1)(iii), 1122(d)(4)(i), 1122(d)(4)(ii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by it with respect to the Platform.
Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 for the asset-backed securities transactions backed by prime residential mortgages serviced on the real estate ("RE")
servicing system where the related asset-backed securities were outstanding during the
Reporting Period is fairly stated, in all material respects.
Exhibit 34 c)
/s/ pricewaterhousecoopers llp
February 26, 2007
[Deloitte logo]
Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103-3984
USA
Tel: +1 215 246 2300
Fax: +1 215 569 2441
www.deloitte.com
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To PHH Mortgage Corporation:
We have examined PHH Mortgage Corporation's (the "Company's") compliance with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange
Commission' s Regulation AB for PHH Mortgage Corporatio n's Regulation AB Platform
(the "Platform") described in the accompanying Management's Report on Assessment of
Compliance with Regulation AB Servicing Criteria as of and for the year ended
December 31, 2006, excluding criteria 1122(d)(1)(iii), (d)(3)(i)(C), (d)(4)(ii), and
(d)(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform, Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public
Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
Exhibit 34 c)
As described in management's assertion, for servicing criteria 1122 (d)(4)(vii) and
(d)(4)(xi), the Company has engaged a vendor to perform certain activities required by this servicing criteria. The Company has determined that this vendor is not considered a
"servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance
Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As
permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to this vendor. The
Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company's determination of its eligibility to Use Interpretation 17.06.
Member of
Deloitte To uche Tohmatsu
Our examination disclosed the following material noncompliance with criteria applicable to the Company during the year ended December 31, 2006
Standard Description
1122(d)(l)(i)
The Company has not instituted policies and
procedures to specifically monitor performance or
other triggers or events of default slated in the
transaction agreements.
1122(d)(l)(iv)
During the months of July, August, and September,
the Company's minimum coverage requirement
exceeded its $160 million fidelity bond by amounts
ranging up to approximately $1.3 million. Effective
September 27, 2006, the Company's fidelity bond
was increased to $170 million.
1122(d)(3)(i)(A)
The Company did not maintain or provide one of
the required monthly reports stated in the
transaction agreements during the year.
1122(d)(3)(i)(D)
The Company did not perform procedures to agree
the unpaid principal balance and number of loans
serviced by the Company with that of the investors
or trustees.
In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied, in all material respects, with the aforementioned applicable servicing criteria for the PHH Mortgage Corporation's Regulation AB
Platform as of and for the year ended December 31, 2006.
/s/: Deloitte & Touche LLP
February 28, 2007
Exhibit 34 d)
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder
of SunTrust Mortgage, Inc.
We have examined SunTrust Mortgage, Inc.'s compliance with the servicing criteria set forth in Item
1122(d) of the Securities and Exchange Commissions Regulation AB for all residential mortgage loan securitization transactions occurring after December 31, 2005 (the Platform) described in the accompanying Management's Assertion on Compliance with Regulation AB Criteria, as of December 31,
2006 and for the year then ended, as set forth in Appendix A to Management's Assertion with respect to the
Platform. Management's assertion identifies all residential mortgage loan securitization transaction occurring after December 31, 2005 as constituting the Platform. Management is responsible for the
Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the
Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the
Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the
Company's compliance with the servicing criteria.
Our examination disclosed the following material noncompliance with the servicing criteria set forth in
Items 1122(d)(1)(i), 1122(d}(2)(i), and 1122(d)(2)(iv) of Regulation AB applicable to the Company during the year ended December 31, 2006. Specifically, SunTrust Mortgage, Inc. did not (i) institute policies and procedures to monitor any performance or other triggers and events of default in accordance with the transaction agreements as required by Item 1122(d)(1)(i); (ii) deposit payments on pool assets into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days after receipt, or such other number of days specified in the transaction agreements as required by Item
1122(d)(2)(i); and (iii) separately maintain the related accounts for the transaction as set forth in the transaction agreements, as required by Item 1 122(d)(2)(iv).
In our opinion, except for the material noncompliance described in the preceding paragraph, SunTrust
Mortgage, Inc. complied with the aforementioned applicable servicing criteria as of and for the year ended
December 31, 2006 for all residential mortgage loan securitization transactions occurring after December
31, 2005, in all material respects.
/s/ PricewaterhouseCooper LLP
February 27, 2007
0703-0810432
Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the
U.S. Bank Master Servicing platform (the Platform) as of and for the year ended
December 31, 2006, except for criteria 1122 (d)(1)(iii) and 1122 (d)(4)(iv) through
1122 (d)(4)(xiii), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report.
Management is responsible for the Company's compliance with those servicing criteria.
Our responsibility is to express an opinion on management's assertion about the
Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the afore-
mentioned servicing criteria as of and for the year ended December 31, 2006, for the U.S. Bank Master Servicing platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
Exhibit 33 e)